October 28, 2005


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2/A Registration Statement, our report dated October 20, 2005 relating to the financial statements of Cascade Technologies, Corp. as of August 31, 2005, and for the year ended August 31, 2005, for the period from January 16, 2004 (Date of Inception) through August 31, 2004, and for the period from January 16, 2004 (Date of Inception) through August 31, 2005. We also consent to the reference to us under the heading "Experts" in such Form SB-2/A.


Sincerely,

/s/ De Joya Griffith & Company, LLC
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    De Joya Griffith & Company, LLC